Exhibit 10.19

OMNI GLOBAL TECHNOLOGIES, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of November 1, 2017 (the “Effective Date”) by and between Omni Global Technologies, Inc., a Nevada corporation with its principal place of business at 53 Calle Palmeras, Suite 802, San Juan, PR 00901 (the “Company”), and Patrick Moynihan (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

WHEREAS, The Company desires to retain Consultant as an independent contractor to perform the services of Chief Executive Officer for the Company, and Consultant is willing to perform such services, on the terms described below.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.	Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A, and no other compensation, for Consultant’s performance of the Services.

2.	Applicability to Past Activities

Consultant agrees that if and to the extent that Consultant provided any services or made efforts on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Consultant’s involvement with the Company, that would have been “Services” if performed during the term of this Agreement (the “Prior Consulting Period”) and to the extent that during the Prior Consulting Period: (i) Consultant received access to any information from or on behalf of Company that would have been “Confidential Information” (as defined below) if Consultant received access to such information during the term of this Agreement; or (ii) Consultant conceived, created, authored, invented, developed or reduced to practice any item (including any intellectual property rights with respect thereto) on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Consultant’s involvement with Company, that would have been an “Invention” (as defined below) if conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement; then any such information shall be deemed “Confidential Information” hereunder and any such item shall be deemed an “Invention” hereunder, and this Agreement shall apply to such activities, information or item as if disclosed, conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement. Consultant further acknowledges that Consultant has been fully compensated for all services provided during any such Prior Consulting Period.

3.	Confidentiality

A.       Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, methodologies, know-how, procedures, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records.

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B.        Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable and necessary precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs, processes, formulas, or software, as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 3.B shall continue after the termination of this Agreement.

C.       Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.       Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

4.	Ownership

A.       Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, charts, graphs, data compilations, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions without any compensation therefor.

B.        Pre-Existing Materials. Subject to Section 4.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention.

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C.        Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.        Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E.         Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 4.E shall continue after the termination of this Agreement.

F.         Attorney-in-Fact. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant, effective if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 4.A. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

5.	Conflicting Obligations

A.       Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

B.        Consultant shall require all Consultant’s employees, contractors, or other third-parties performing Services under this Agreement to execute a Confidential Information and Assignment Agreement in the form provided by the Company, and promptly provide a copy of each such executed agreement to the Company. Consultant’s violation of this Article 5 will be considered a material breach under Section 8.B.

6.	Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, all records, drawings, notebooks, and other documents pertaining to any Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 4.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

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7.	Reports

Consultant agrees that Consultant shall, no less than on a weekly basis, keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress and any projects being worked on or implemented. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

8.	Term and Termination

A.      Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) the period defined in Exhibit A or (ii) termination as provided in Section 8.B.

B.       Termination. The Company may terminate this Agreement upon giving Consultant five (5) days prior written notice of such termination pursuant to Section 14.G of this Agreement. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

C.        Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1)       The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Article 1 of this Agreement; and

(2)       Article 3 (Confidentiality), Article 4 (Ownership), Section 5.B (Conflicting Obligations), Article 6 (Return of Company Materials), Article 8 (Term and Termination), Article 9 (Independent Contractor; Benefits), Article 10 (Indemnification), Article 11 (Noninterference), Article 12 (Limitation of Liability), Article 13 (Arbitration and Equitable Relief), and Article 14 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

9.	Independent Contractor; Benefits

A.       Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee, partner, co-venturer, or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A.

B.        Tax Matters. Consultant acknowledges that the exercise, transfer or other disposition of the Options more fully described in Schedule A may give rise to significant U.S. income tax consequences. Consultant is urged to consult with her own tax advisor to determine the effect of U.S. federal income tax laws, as well as applicable treaties, if any, with regard to the Options. The following outlines certain U.S. federal income tax consequences applicable to nonqualified stock options. This discussion is general in nature and is not a substitute for an individual analysis of the tax consequences relating to the Options. The Company makes no representation or warranties with respect to the tax consequences of the compensation provided to Consultant under the terms of this Agreement.

(1)       U.S. Persons: Nonqualified stock options refer to options that are not required to meet specified criteria set forth in Section 422 of the Internal Revenue Code (“Code”). With respect to U.S. citizens or residents (“U.S. Persons”), the taxation of nonqualified stock options generally is governed by Section 83 of the Code. Nonqualified stock options generally are not taxable upon grant, because they do not have a “readily ascertainable fair market value” within the meaning Treasury Regulations Section 1.83-7(b). As such, nonqualified stock options generally will be taxed on exercise in amount equal the spread between the fair market value of the underlying stock and the exercise price on the date the options are exercised. The taxable amount is treated as ordinary income, and not eligible for the preferential long-term capital gains tax rate. An exception will apply with respect to stock received on exercise of an option that is subject to a “substantial risk of forfeiture” (meaning, the stock is not vested). The taxable event with respect options involving a substantial risk of forfeiture will occur at the time of vesting of the underlying stock, and the associated tax will be based on the spread between the fair market value of the underlying stock on the vesting date and the option exercise price. The taxable spread upon the exercise of an option by service providers other than employees (including an independent contractor) is reported on IRS Form 1099-MISC, and withholding of employment tax typically is not required in such case.

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(2)       Non-U.S. Persons. Individuals who are not considered to be U.S. citizens or residents are only subject to U.S. federal income tax on income that is “effectively connected” (“ECI”) with a U.S. trade or business. Performing services in the U.S. as an independent contractor, even for a single day, may constitute being engaged in a U.S. trade or business for this purpose, and as such, may give rise to taxable ECI. That being the case, though, it is clear that the exercise of a nonqualified stock option will not result in U.S. income taxation with respect to an independent contractor who does not perform any personal services in the U.S. within the taxable year. In addition, many bilateral income tax treaties between the U.S. and other countries, in dealing with the taxation of income from personal services, distinguish between “independent” (including an independent contractor) and “dependent” (employment) personal services. Many tax treaties provide an exemption from U.S. income taxation for compensation earned by an independent contractor provided that he/she is not present in the U.S. for more than a certain number of (generally, 183) days in the taxable year.

(3)      Consultant agrees and understands that he/she is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, (ii) any determination by a court or agency that the Consultant is not an independent contractor. The parties will comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement. Consultant will provide Company with a completed Form W-9, applicable Form W-8 series form, or Form 8233, as appropriate, for federal income tax reporting purposes.

C.       No Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, health and medical insurance and 401k participation or other fringe benefit plans. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

10.	Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

11.	Nonsolicitation

To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Article 11 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Article 3.

12.	Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

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13.	Arbitration and Equitable Relief

A.        Arbitration. In consideration of Consultant’s consulting relationship with the Company, its promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of the compensation paid to Consultant by Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Consultant’s consulting relationship with the Company or the termination of Consultant’s consulting relationship with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in N.Y. Civ. Prac. Law § 7501 et seq. (the “Rules”) and pursuant to New York law. Consultant further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant.

B.       Procedure. Consultant agrees that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS Rules”). Consultant agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Consultant agrees that the arbitrator shall issue a written decision on the merits. Consultant also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Consultant agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules, including the New York Civil Practice Law and Rules, and that the arbitrator shall apply substantive and procedural New York law to any dispute or claim, without reference to rules of conflict of law. To the extent that the JAMS Rules conflict with New York law, New York law shall take precedence. Consultant further agrees that any arbitration under this agreement shall be conducted in New York County, New York.

C.          Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Consultant and the Company. Accordingly, except as provided for by the Rules, neither Consultant nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

D.       Availability of Injunctive Relief. Either party may also petition the court for injunctive relief where either party alleges or claims a violation of any agreement regarding trade secrets, or confidential information, or a breach of any duty not to engage in Conflicting Business Activity. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

E.        Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Division of Human Rights, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim, except as permitted by law.

F.        Voluntary Nature of Agreement. Consultant acknowledges and agrees that he/she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that he/she has carefully read this Agreement and that Consultant has asked any questions needed for Consultant to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving his/her right to a jury trial. Finally, Consultant agrees that he/she has been provided an opportunity to seek the advice of an attorney of Consultant’s choice before signing this Agreement.

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14.	Miscellaneous

A.      Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York.

B.       Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C.        Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that he/she is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D.       Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.        Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F.        Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.        Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 14.G.

(1)	If to the Company, to:

53 Calle Palmeras

Suite 802

San Juan, PR 00901

Attention: President

(2)       If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H.       Attorneys’ Fees and Expenses. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees and expenses, in addition to any other relief to which that Party may be entitled.

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I.         Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

(signature page follows)

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IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT	OMNI GLOBAL TECHNOLOGIES, INC.

By: /s/ Patrick Moynihan	By: /s/ Olivia Funk

Name: Patrick Moynihan	Name: Olivia Funk

Title:	Title: CEO, CFO and Sole Director

Address for Notice:

_________________________
_________________________

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EXHIBIT A

SERVICES AND COMPENSATION

1.	Consultant.

Name: Patrick Moynihan

Title: Chief Executive Officer

Email: patrick@blockchainind.com

Phone:

2.	Services. The Services will include, but will not be limited to, the following:

•	Plan, develop, organize, implement, direct and evaluate the organization's fiscal function and performance.

•	Participate in the development of the Company’s plans and programs as a strategic partner.

•	Evaluate and advise on the impact of long range planning, introduction of new programs/strategies and regulatory action.

•	Develop credibility for the finance group by providing timely and accurate analysis of budgets, financial reports and financial trends in order to assist the Board and other executives in performing their responsibilities.

•	Enhance and/or develop, implement and enforce policies and procedures of the organization by way of systems that will improve the overall operation and effectiveness of the Corporation.

•	Establish credibility throughout the organization and with the Board as an effective developer of solutions to business challenges.

•	Provide technical financial advice and knowledge to others within the financial discipline.

•	Improve the budgeting process on a continual basis through education of department managers on financial issues impacting their budgets.

•	Provide strategic financial input and leadership on decision making issues affecting the organization; i.e., evaluation of potential alliances acquisitions and/or mergers and pension funds and investments.

•	Optimize the handling of bank and deposit relationships and initiate appropriate strategies to enhance cash position.

•	Develop a reliable cash flow projection process and reporting mechanism, which includes minimum cash threshold to meet operating needs.

•	Act as an advisor from the financial perspective on any contracts into which the Company may enter.

•	Evaluate the finance division structure and team plan for continual improvement of the efficiency and effectiveness of the group as well as providing individuals with professional and personal growth with emphasis on opportunities (where possible) of individuals.

3.	Term.

The term of this agreement shall be five (5) years from the Effective Date (unless sooner terminated as provided in the Agreement).

4.	Compensation.

A.       The Company shall pay an annual fee to Consultant, to be paid in monthly installments, of $240,000.

B.        The Company will reimburse Consultant, in accordance with Company policy for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company standard expense reimbursement policy.

On a monthly basis Consultant shall submit to the Company a written invoice detailing the Services performed and expenses incurred (with receipts attached), and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company.